AGREEMENT AND PLAN OF MERGER
OF NONINVASIVE MEDICAL TECHNOLOGIES, INC.
A DELAWARE CORPORATION
AND
NONINVASIVE MEDICAL TECHNOLOGIES, LLC
A MICHIGAN LIMITED LIABILITY COMPANY

THIS AGREEMENT AND PLAN OF MERGER dated as of September 27, 2006 (the "Agreement") is between Noninvasive Medical Technologies, Inc., a Delaware corporation ("NMT Delaware") and Noninvasive Medical Technologies, LLC., a Michigan limited liability company ("NMT Michigan"). NMT Delaware and NMT Michigan are sometimes referred to herein as the "Constituent Entities."

RECITALS

A. NMT Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 105,000,000 shares of which 100,000,000 shares are designated "Common Stock," with a par value of $0.0001, and 5,000,000 shares are designated “Preferred Stock,” with a par value of $0.0001.  As of the date of this Agreement of Merger, 100 shares of Common Stock are issued and outstanding, all of which are held by NMT Michigan.

B. NMT Michigan is a limited liability company duly organized and existing under the laws of the State of Michigan and has authorized ownership interests, which are currently outstanding as set forth on Exhibit A, hereto.

C. The Managing Board of NMT Michigan has determined that, for the purpose of effecting the reincorporation of NMT Michigan in the State of Delaware, it is advisable and in the best interests of NMT Michigan that NMT Michigan merge with and into NMT Delaware upon the terms and conditions herein provided.

D.  The respective Board of Directors of NMT Delaware and Managing Board of NMT Michigan and the respective stockholders of NMT Delaware and members of NMT Michigan have approved this Agreement to the extent required by applicable law.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, NMT Delaware and NMT Michigan hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I. MERGER

1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Michigan Limited Liability Company Act, NMT Michigan shall be merged with and into NMT Delaware (the "Merger"), the separate existence of NMT Michigan shall cease and NMT Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Noninvasive Medical Technologies, Inc.

1.2 Filing and Effectiveness. The date and time when the Merger shall become effective is when this executed Agreement and Plan of Merger shall have been filed with the Secretary of State of the State of Delaware (the “Effective Date of the Merger”).

1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of NMT Michigan shall cease and NMT Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its Board of Directors and NMT Michigan's Managing Board, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of NMT Michigan in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of NMT Michigan as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of NMT Michigan in the same manner as if NMT Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Michigan Limited Liability Company Act.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation,. The Certificate of Incorporation of NMT Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Bylaws of NMT Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The board of directors and officers of NMT Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III. MANNER OF CONVERSION OF MEMBERSHIP INTEREST TO STOCK

3.1 NMT Michigan Ownership Interest. Upon the Effective Date of the Merger, each percentage of NMT Michigan ownership interest, issued and outstanding immediately prior thereto shall, by virtue of the Merger, and without any action by the Constituent Entities, by the holder of such ownership interest, be converted into and exchanged for 100,000 fully paid and nonassessable shares of Common Stock, $0.0001 par value, of the Surviving Corporation, provided that no scrip or fractional shares of Surviving Corporation Common Stock shall be issued in the Merger, but rather any fractional share of Surviving Corporation Common Stock to be received by any holder of NMT Michigan ownership interests pursuant to this Section 3.1 shall be rounded down to the nearest whole number of shares, unless that fraction is at least 0.5, in which case the fractional share shall be rounded up to the nearest whole number of shares. The share ownership of the Surviving Corporation as of the Effective Date of Merger is set forth in Exhibit B attached hereto.

3.2 NMT Delaware Common Stock. Upon the Effective Date of the Merger, all 100 shares of Common Stock, $0.0001 par value, of NMT Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger, and without any action by NMT Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.3 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing ownership interests of NMT Michigan may be asked to surrender the same for cancellation to the Surviving Corporation, and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the ownership interests of NMT Michigan, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing ownership interests of NMT Michigan shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock, respectively, into which such ownership interests of NMT Michigan, as the case may be, were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear a legend restricting transfer as promulgated by Rule 144 or any successor provision of the Securities Act of 1933.

If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Surviving Corporation any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

IV. GENERAL

4.1 Covenants of NMT Delaware. NMT Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a)	File any and all documents with the Michigan Franchise Tax Board necessary for the assumption by NMT Delaware of all of the franchise tax liabilities of NMT Michigan.

(b)	Take such other actions as may be required by the Michigan Limited Liability Company Act.

4.2 Further Assurances. From time to time, as and when required by NMT Delaware or by its successors or assigns, there shall be executed and delivered on behalf of NMT Michigan such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by NMT Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of NMT Michigan and otherwise to carry out the purposes of this Agreement, and the officers and directors of NMT Delaware are fully authorized in the name and on behalf of NMT Michigan or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Managing Board of NMT Michigan or Board of Directors of NMT Delaware, or of both, notwithstanding the approval of this Agreement by the members of NMT Michigan or by the stockholders of NMT Delaware, or by both.

4.4 Amendment. The Managing Board and Boards of Directors of the Constituent Entities may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the members or stockholders of either Constituent Entity shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the interests or shares of any class or series thereof of such Constituent Entity, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any membership interest or class or series of capital stock of either Constituent Entity.

4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808 in the County of New Castle and the Corporation Service Company is the registered agent of the Surviving Corporation at such address.

4.6  Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 6412 S. Arville Street, Las Vegas, NV 89118, and copies thereof will be furnished to any member or stockholder of either Constituent Entity, upon request and without cost.

4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Michigan Limited Liability Company Act.

4.8 FIRPTA Notification. (a) On the Effective Date of the Merger, NMT Michigan shall deliver to NMT Delaware, as agent for the members of NMT Michigan, a properly executed statement (the "Statement") substantially in the form attached hereto as Exhibit C. NMT Delaware shall retain the Statement for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a member of NMT Michigan immediately prior to the Merger. In consequence of the approval of the Merger by the members of NMT Michigan, (i) such members shall be considered to have requested that the Statement be delivered to NMT Delaware as their agent and (ii) NMT Delaware shall be considered to have received a copy of the Statement at the request of the NMT Michigan members for purposes of satisfying NMT Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

(b) NMT Michigan shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

IN WITNESS WHEREOF, this Agreement having first been approved by the Board of Directors of NMT Delaware and the Managing Board of NMT Michigan is hereby executed on behalf of each of such two entities and attested by their respective officers thereunto duly authorized.

NONINVASIVE MEDICAL TECHNOLOGIES, INC. a Delaware corporation

By: /s/ Ronald McCaughan

Chief Executive Officer / President
Ronald McCaughan

ATTEST:
/s/ Ann K. McCaughan

Secretary
Ann K. McCaughan

NONINVASIVE MEDICAL TECHNOLOGIES, LLC. a Michigan limited liability company

By: /s/ Ronald McCaughan

Chief Executive Officer / President

ATTEST:
/s/ Ann K. McCaughan

Secretary
        Ann K. McCaughan

Exhibit A

Outstanding Membership Interest of Noninvasive Medical Technologies, LLC (Michigan) as of August 24, 2006

	Member Name	% Ownership

1	Adams, David	9.259259%
2	Burke, Charles D. & Kimberly A.	0.015873%
3	Degregorio, Michele	7.936508%
4	Phillip Elkus Trust	3.174603%
5	Ferguson, Bruce J.	0.423280%
6	Ferguson, Marcia & Bruce	0.100529%
7	Ferguson-Steger, Zachary	0.042328%
8	Freedman, Marvin	0.423280%
9	Gunnerson, James	15.873016%
10	Kalitta, Connie	10.582011%
11	Kapp, Bruce	0.529101%
12	Karagosian, Dawn A.	0.088182%
13	Karagosian, Harry & Joanne M.	0.088186%
14	Karagosian, Robin & Timothy H.	0.088182%
15	Kazanowski, Roger	0.846561%
16	Kelsey, George	5.291005%
17	Kraniak, Richard J.	0.423280%
18	Liggett Investments, LLC	3.809524%
19	Magic Arts & Entertainment	0.529101%
20	Marande, David	11.904762%
21	McAlpine, Mark L.	14.550265%
22	McCaughan, Ronald	11.904762%
23	McLain, Robert S.	0.423280%
24	Moss, Susan	0.370370%
25	OJA, David & Myrna	0.042328%
26	OJA, Steven J. & Caroline D.	0.052910%
27	Rechter, Herbert L.	0.846561%
28	Sweeny, Timothy J. & Joanne C.	0.211640%
29	Teisan, Daniel & June	0.084656%
30	Teisan, Marion	0.042328%
31	Ttee, M.S. Ferguson	0.042328%

	Total Percentage Ownership	100.00000%

Exhibit B

Outstanding Equity of Noninvasive Medical Technologies, Inc. (“Surviving Corporation”) as of the Effective Date of Merger

	Member Name	Outstanding Shares of Common Stock

1	Adams, David	925,926.00
2	Burke, Charles D. & Kimberly A.	1,587.00
3	Degregorio, Michele	793,651.00
4	Phillip Elkus Trust	317,460.00
5	Ferguson, Bruce J.	42,328.00
6	Ferguson, Marcia & Bruce	10,053.00
7	Ferguson-Steger, Zachary	4,233.00
8	Freedman, Marvin	42,328.00
9	Gunnerson, James	1,587,302.00
10	Kalitta, Connie	1,058,201.00
11	Kapp, Bruce	52,910.00
12	Karagosian, Dawn A.	8,818.00
13	Karagosian, Harry & Joanne M.	8,819.00
14	Karagosian, Robin & Timothy H.	8,818.00
15	Kazanowski, Roger	84,656.00
16	Kelsey, George	529,101.00
17	Kraniak, Richard J.	42,328.00
18	Liggett Investments, LLC	380,952.00
19	Magic Arts & Entertainment	52,910.00
20	Marande, David	1,190,476.00
21	McAlpine, Mark L.	1,455,026.00
22	McCaughan, Ronald	1,190,476.00
23	McLain, Robert S.	42,328.00
24	Moss, Susan	37,037.00
25	OJA, David & Myrna	4,233.00
26	OJA, Steven J. & Caroline D.	5,291.00
27	Rechter, Herbert L.	84,656.00
28	Sweeny, Timothy J. & Joanne C.	21,164.00
29	Teisan, Daniel & June	8,466.00
30	Teisan, Marion	4,233.00
31	Ttee, M.S. Ferguson	4,233.00

	Total Shares	10,000,000.00

Exhibit C

TO THE MEMBERS OF NONINVASIVE MEDICAL TECHNOLOGIES, LLC.:

In connection with the reincorporation (the "Reincorporation") in Delaware of Noninvasive Medical Technologies, LLC., a Michigan limited liability company (the "Company"), pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of ____________, 2006 between Noninvasive Medical Technologies, LLC and Noninvasive Medical Technologies, Inc., a Delaware corporation and wholly-owned subsidiary of Noninvasive Medical Technologies, LLC, your ownership interest of Noninvasive Medical Technologies, LLC will be replaced by shares of stock in Noninvasive Medical Technologies, Inc.

In order to establish that (i) you will not be subject to tax under Section 897 of the Internal Revenue Code of 1986, as amended (the "Code"), in consequence of the Reincorporation and (ii) Noninvasive Medical Technologies, Inc. will not be required under Section 1445 of the Code to withhold taxes from the Noninvasive Medical Technologies, Inc stock that you will receive in connection therewith, the Company hereby represents to you that, as of the date of this letter, shares of Company stock do not constitute a "United States real property interest" within the meaning of Section 897(c) of the Code and the regulations issued thereunder.

A copy of this letter will be delivered to Noninvasive Medical Technologies, Inc. pursuant to Section 4.8 of the Agreement.

Under penalties of perjury, the undersigned officer of the Company hereby declares that, to the best knowledge and belief of the undersigned, the facts set forth herein are true and correct.

Sincerely,

_________________________________
Chief Financial Officer